                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 11, 2007
                                                          -------------

                       ATLANTIC SYNDICATION NETWORK, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

            NV                    000-26383                88-0325940
----------------------------   ---------------   -------------------------------
(State or other jurisdiction     (Commission             (IRS Employer
     of incorporation)           File Number)         Identification No.)


5275 Jones Ave, Suite 106, Las Vegas, Nevada                 89146
---------------------------------------------                -----
  (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code: (702) 388-8800
                                                            --------------

    ------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 5, 2007, Milton "Todd" Ault was appointed President of Atlantic Syndication Network, Inc. (the "Company") effective as of June 11, 2007.

Mr. Ault is the Chairman and CEO of Zealous Holdings, Inc. ("Zealous"), a diversified holding company. Mr. Ault is the manager and Chief Investment Officer of Ault Glazer Asset Management, a wholly owned subsidiary of Zealous. Mr. Ault was a registered representative at Strome, Susskind, LLP from July 1998 until early 2005. He was elected to the board of directors of Patient Safety Technologies (formally Franklin Capital Corp.) in July, 2004 and became its Chairman and Chief Executive Officer in October, 2004 where here served until January of 2006 and again from July 2006 to January of 2007. In October of 2005 Mr. Ault became Chief Executive Officer of Ault Glazer & Co LLC (formally, Ault Glazer Bodnar Securities), a subsidiary of Zealous. Mr. Ault has also held positions as a director and interim Chief Executive Officer at certain portfolio companies held by Zealous or its subsidiaries from time to time.

Mr. Ault has not entered into an employment agreement with the Company; however, it has been agreed that his initial compensation will be fixed at $40,000 per year and he will be subject to the direction of the Board of Directors.

The Company has borrowed $10,000 from Zealous that is payable on demand and carries an interest rate of 8% per annum.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2007

(Registrant) Atlantic Syndication Network, Inc.
By: /s/ Kent G. Wyatt
    -----------------
Name: Kent G. Wyatt
      -------------
Title: President
       ---------